EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3/A (File No. 333-81320) and the Registration Statements on Form S-8 (File Nos. 333-60004 and 333-35450), of our report dated March 12, 2007, including an emphasis of a matter paragraph for the Company’s adoption of Statement of Accounting Standards No. 123 (Revised 2004), relating to our audit of the financial statements of PacificHealth Laboratories, Inc. included in the 2006 annual report on Form 10-KSB/A.

Weiser LLP

New York, New York
April 5, 2007